Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports Strong Second Quarter 2016 Financial Results

—                                   Record quarterly revenue of $39.1 million increased 14.0% year-over-year

—                                   Adjusted EBITDA of $9.3 million increased 32.1% year-over-year

—                                   Wi-Fi offload with second Tier 1 carrier has commenced

—                                   Boingo Broadband covered 274,000 beds on 54 military bases with 28.8% subscriber penetration

LOS ANGELES — August 4, 2016 — Boingo Wireless (NASDAQ: WIFI), the leading distributed antenna system (DAS) and Wi-Fi provider that serves consumers, carriers and advertisers worldwide, today announced the Company’s financial results for the second quarter ended June 30, 2016.

Second Quarter 2016 Financial Highlights

•                  Revenue of $39.1 million increased 14.0% compared to $34.3 million in the second quarter of 2015. Growth was led by strength in both DAS and military.

•                  DAS revenue of $13.9 million increased 14.6% compared to $12.1 million in the second quarter of 2015. DAS revenue for the quarter was comprised of $9.0 million of build-out project revenue and $4.9 million of access fee revenue.

•                  Military revenue of $9.7 million increased 130.0% compared to $4.2 million in the second quarter of 2015.

•                  Net loss attributable to common stockholders was $(7.3) million, or $(0.19) per diluted share, compared to a net loss of $(5.9) million, or $(0.16) per diluted share, in the second quarter of 2015.

•                  Adjusted EBITDA of $9.3 million increased 32.1% compared to $7.0 million in the second quarter of 2015. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA.”

•                  Free cash flow was a negative $(4.1) million compared to a positive $5.7 million in the second quarter of 2015. Free cash flow, which is a non-GAAP financial measure, is defined below and is reconciled to net cash provided by operating activities, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows.”

Business Highlights

•                  The Company is now offloading traffic with a second Tier 1 carrier at a major U.S. airport, and expects to roll out additional locations in the coming months.

•                  Boingo Broadband high-speed Wi-Fi and IPTV covered 274,000 beds on 54 military bases as of June 30, 2016 compared to 250,000 beds on 51 U.S. military bases as of March 31, 2016. Subscriber penetration improved to 28.8% from 27.6% in the first quarter of 2016.

•                  The Company signed eight DAS carrier contracts during the second quarter of 2016 and had 31 DAS venues deployed as of June 30, 2016.

Management Commentary

“We delivered a strong second quarter characterized by excellent operating performance as well as seven consecutive quarters of double-digit year-over-year revenue growth and four consecutive quarters of year-over-year EBITDA margin expansion,” commented David Hagan, Chief Executive Officer of Boingo Wireless. “Both revenue and adjusted EBITDA exceeded the mid-point of our guidance range. The investments we have made in building out high-density wireless networks over the past few years, particularly for our military service offering, have been instrumental in fueling this momentum. We expect to begin generating positive free cash flow as the business scales and these capital deployments near completion in the second half of the year.”

Mr. Hagan continued, “I am thrilled to announce that we have launched Wi-Fi Offload with a second Tier 1 carrier. Similar to our first carrier deployment, we expect it will take months to complete a full roll out. In regards to military, we are now live on 54 bases covering more than 274,000 beds. We added 10,000 new subscribers during the quarter and improved our overall subscriber penetration rate to 28.8% across live bases. We also introduced our first international military deployment in Okinawa, Japan. In addition, strength in DAS continued as we secured the wireless rights to seven new venues during the quarter. We believe Boingo is the largest operator of indoor DAS networks in the U.S. and we are proud to be the market leader.”

Business Outlook

Boingo Wireless is initiating guidance for the third quarter ending September 30, 2016 and reiterating guidance for the full year ending December 31, 2016 as follows:

Third Quarter 2016

•                  Revenue is expected to be in the range of $39.5 million to $42.5 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $(7.0) million to $(5.0) million, or a net loss of $(0.19) to $(0.13) per diluted share.

•                  Adjusted EBITDA is expected to be in the range of $10.0 million to $12.0 million. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA — Guidance.”

Full Year 2016

•                  Revenue is expected to be in the range of $158.0 million to $164.0 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $(30.0) million to $(26.0) million, or a net loss of $(0.79) to $(0.68) per diluted share.

•                  Adjusted EBITDA is expected to be in the range of $38.5 million to $42.5 million. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA — Guidance.”

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss its second quarter 2016 financial results beginning at 4:30 p.m. ET (1:30 p.m. PT), today, August 4, 2016. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-0789 and enter the passcode: 13641193 ten minutes prior to the scheduled start time. International callers should dial +1 (201) 689-8562 and enter the same passcode. The conference call will be broadcast live over the Internet in the Investor Relations section of the Company’s website at http://investors.boingo.com. In addition, a supplement reflecting the Company’s key business metrics will be made available in the Investor Relations section of the Company’s website. The supplement and webcast will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA and free cash flows as supplemental measures of its performance.

The Company defines Adjusted EBITDA as net loss attributable to common stockholders plus depreciation and amortization of property and equipment, stock-based compensation expense, amortization of intangible assets, income tax expense, interest and other expense (income), net, non-controlling interests, and excludes charges or gains that are nonrecurring, infrequent, or unusual. Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and other operating performance measures as part of its overall assessment of the Company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP. Adjusted EBITDA excludes charges related to the Company’s contested proxy election for the 2016 annual meeting of stockholders because they represent non-recurring charges and are not indicative of the underlying performance of the Company’s business operations.

The Company defines free cash flows as cash flows provided by operating activities, less purchases of property and equipment, net. Boingo Wireless believes that free cash flows provides investors with additional useful information to measure operating liquidity because it reflects the amount of cash generated by the Company’s operations after the purchases of property and equipment, that can be used for strategic opportunities. Free cash flows should not be considered as an alternative financial measure to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Boingo’s vast footprint of small cell networks covers more than a million and a half DAS and Wi-Fi locations and reaches more than 1 billion consumers annually — in places as varied as airports, stadiums, arenas, universities, and military bases. For more information about the Boingo story, visit www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans and future guidance. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the Company’s ability to maintain its existing relationships and establish new relationships with venue partners, particularly key airport venue partners and military bases, its ability to maintain revenue growth and achieve profitability, its ability to execute on its strategic and business plans, its ability to successfully compete with new technologies and adapt to changes in the wireless industry, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2015 filed with the SEC on March 11, 2016 and Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 9, 2016, which the Company incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Revenue	$39,075	$34,277	$73,574	$63,669
Costs and operating expenses:
Network access	16,915	16,011	31,593	29,634
Network operations	10,418	7,902	20,868	15,941
Development and technology	5,267	4,786	10,620	8,977
Selling and marketing	4,882	4,781	9,550	9,197
General and administrative	7,700	5,689	15,852	11,522
Amortization of intangible assets	862	873	1,727	1,766
Total costs and operating expenses	46,044	40,042	90,210	77,037
Loss from operations	(6,969)	(5,765)	(16,636)	(13,368)
Interest and other (expense) income, net	(152)	19	(182)	(1)
Loss before income taxes	(7,121)	(5,746)	(16,818)	(13,369)
Income tax expense	124	82	362	286
Net loss	(7,245)	(5,828)	(17,180)	(13,655)
Net income attributable to non-controlling interests	21	109	70	164
Net loss attributable to common stockholders	$(7,266)	$(5,937)	$(17,250)	$(13,819)

Net loss per share attributable to common stockholders:
Basic	$(0.19)	$(0.16)	$(0.46)	$(0.38)
Diluted	$(0.19)	$(0.16)	$(0.46)	$(0.38)

Weighted average shares used in computing net loss per share attributable to common stockholders:
Basic	37,944	36,724	37,749	36,558
Diluted	37,944	36,724	37,749	36,558

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$9,291	$14,718
Accounts receivable, net	48,301	43,552
Prepaid expenses and other current assets	4,605	3,876
Total current assets	62,197	62,146
Property and equipment, net	236,680	214,500
Goodwill	42,403	42,403
Intangible assets, net	14,305	16,055
Other assets	5,577	5,908
Total assets	$361,162	$341,012

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,262	$29,376
Accrued expenses and other liabilities	30,045	36,328
Deferred revenue	40,165	25,759
Current portion of long-term debt	875	875
Current portion of capital leases	1,751	1,610
Total current liabilities	87,098	93,948
Deferred revenue, net of current portion	136,972	106,825
Long-term debt	21,313	16,750
Long-term portion of capital leases	2,181	2,217
Deferred tax liabilities	3,221	2,965
Other liabilities	8,265	6,272
Total liabilities	259,050	228,977

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 38,104 and 37,325 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	4	4
Additional paid-in capital	205,025	197,612
Accumulated deficit	(102,520)	(85,176)
Accumulated other comprehensive loss	(854)	(1,160)
Total common stockholders’ equity	101,655	111,280
Non-controlling interests	457	755
Total stockholders’ equity	102,112	112,035
Total liabilities and stockholders’ equity	$361,162	$341,012

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net loss attributable to common stockholders	$(7,266)	$(5,937)	$(17,250)	$(13,819)
Depreciation and amortization of property and equipment	11,400	9,812	21,708	17,866
Stock-based compensation expense	3,079	2,099	6,684	3,934
Amortization of intangible assets	862	873	1,727	1,766
Income tax expense	124	82	362	286
Interest and other expense (income), net	152	(19)	182	1
Non-controlling interests	21	109	70	164
Contested proxy election expense	902	—	1,440	—
Adjusted EBITDA	$9,274	$7,019	$14,923	$10,198

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA - Guidance

(Unaudited)

(In millions)

	Three Months Ended September 30, 2016		Year Ended December 31, 2016
	Low	High	Low	High

Net loss attributable to common stockholders	$(7.0)	$(5.0)	$(30.0)	$(26.0)
Depreciation and amortization of property and equipment	13.0		50.0
Stock-based compensation expense	3.0		12.3
Amortization of intangible assets	0.9		3.5
Income tax expense and interest and other expense (income) net	0.1		1.1
Non-controlling interests	—		0.2
Contested proxy election expense	—		1.4
Adjusted EBITDA	$10.0	$12.0	$38.5	$42.5

Boingo Wireless, Inc.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net cash provided by operating activities	$14,630	$22,362	$55,667	$34,837
Purchases of property and equipment, net	(18,735)	(16,706)	(64,257)	(33,306)
Free cash flows	$(4,105)	$5,656	$(8,590)	$1,531

Boingo Wireless, Inc.

Revenue Summary

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
DAS	$13,892	$12,125	$24,998	$21,721
Military	9,734	4,232	18,832	7,746
Retail	6,567	8,145	13,481	16,854
Wholesale—Wi-Fi	5,206	5,472	10,143	9,642
Advertising and other	3,676	4,303	6,120	7,706
Total revenue	$39,075	$34,277	$73,574	$63,669

Boingo Wireless, Inc.

Key Business Metrics

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Key business metrics:
DAS nodes(1)	13.5	9.5	13.5	9.5
DAS nodes in backlog(2)	5.0	4.6	5.0	4.6
Subscribers—military(3)	79	40	79	40
Subscribers—retail(3)	184	225	184	225
Connects(4)	31,899	25,806	62,252	48,624

(1)                                 This metric represents the number of active DAS nodes as of the end of the period. A DAS node is a single communications endpoint, typically an antenna, which transmits or receives radio frequency signals wirelessly. This measure is an indicator of the reach of the Company’s DAS network.

(2)                                 This metric represents the number of DAS nodes under contract but not yet active as of the end of the period.

(3)                                 This metric represents the number of paying customers who are on a month-to-month subscription plan at a given period end.

(4)                                 This metric shows how often individuals connect to the Company’s global Wi-Fi network in a given period. The connects include retail and wholesale customers in both customer pay locations and customer free locations where Boingo is a paid service provider or receives revenue sponsorship or promotion fees. The Company counts each connect as a single connect regardless of how many times that individual accesses the network at a given venue during their 24 hour period. This measure is an indicator of paid activity throughout Boingo’s network.

CONTACTS:

PRESS:

Lauren de la Fuente

Vice President, Marketing and Communications

ldelafuente@boingo.com

(310) 405-8517

INVESTORS:

Kimberly Orlando

ADDO Investor Relations

korlando@addoir.com

(310) 829-5400